Exhibit 99.1

Intercontinental Exchange Reports Third Quarter 2018

• Third quarter revenues of $1.2 billion, +5% y/y

Jeffrey C. Sprecher, ICE Chairman & Chief Executive Officer, said, “Our third quarter performance reflected strength across our futures, cash equities, listings and data services businesses, marking the 22nd consecutive quarter of year-over-year revenue growth. Against an uncertain regulatory and political backdrop, we are focused on driving innovation, delivering growth and helping to serve our customers' risk management needs."

• GAAP diluted EPS of $0.79, +25% y/y
• Adj. diluted EPS of $0.85, +16% y/y
• Operating margin of 50%; Adj. operating margin of 57%
• Through 3Q18, nearly $1.5 billion returned to stockholders, +38% y/y

ATLANTA & NEW YORK, October 31, 2018 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the third quarter of 2018. For the quarter ended September 30, 2018, consolidated net income attributable to ICE was $458 million on $1.2 billion of consolidated revenues less transaction-based expenses. Third quarter GAAP diluted earnings per share (EPS) were $0.79. Adjusted net income was $491 million in the third quarter and adjusted diluted EPS were $0.85, up 16% year-over-year. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS, organic data revenue and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "Through the end of the third quarter, we have grown revenues and earnings, generated record operating cash flows and returned nearly $1.5 billion dollars to stockholders - more than any full year in our history. As we approach the end of 2018, we remain focused on our growth initiatives and value creation."

Third Quarter 2018 Business Highlights

	Net	Op	Adj Op
$ (in millions)	Revenue	Margin	Margin
Data & Listings	$642	43%	51%
Trading & Clearing	$558	59%	63%
Consolidated	$1,200	50%	57%

Third quarter consolidated net revenues were $1.2 billion, up 5% year-over-year. Data and listings revenues in the third quarter were $642 million and trading and clearing net revenues were $558 million. Consolidated operating expenses were $598 million for the third quarter of 2018. On an adjusted basis, consolidated operating expenses were $521 million. Consolidated operating income for the third quarter was $602 million and the operating margin was 50%. On an adjusted basis, consolidated operating income for the third quarter was $679 million and the adjusted operating margin was 57%.

Data and Listings Segment Results

Third quarter data and listings revenues were $642 million, including data revenues of $530 million, up 2% year-over-year, negatively impacted by the divestiture of Trayport in the fourth quarter of 2017, and listings revenues of $112 million, up 7% year-over-year. On an organic, constant currency basis(1), segment revenues were up 6% with data revenues up 6% year-over-year and listings revenues up 7% year-over-year. Data and listings operating expenses were $368 million and on an adjusted basis, were $315 million in the third quarter. Segment operating income for the third quarter was $274 million and the operating margin was 43%. On an adjusted basis, operating income was $327 million and the adjusted operating margin was 51%.

					Organic
					Const
$ (in millions)	3Q18	3Q17	% Chg	Organic	Curr(1)
Revenue:
Pricing and Analytics	$263	$242	9%	7%	7%
Exchange Data	146	136	7%	5%	5%
Desktops and Connectivity	121	140	(13)%	3%	3%
Data Total	530	518	2%	6%	6%
Listings	112	105	7%	7%	7%
Segment Revenue	$642	$623	3%	6%	6%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q17, 1.3091 and 1.1752, respectively. References to organic growth excludes businesses that have been acquired, divested or discontinued that significantly impact the comparable periods. For 3Q18 and 3Q17, $11 million and $27 million of data revenues were excluded from organic growth, respectively.

Trading and Clearing Segment Results

Third quarter trading and clearing net revenues were $558 million, up 7% from one year ago. Trading and clearing operating expenses were $230 million and adjusted operating expenses were $206 million in the third quarter. Segment operating income for the third quarter was $328 million and the operating margin was 59%. On an adjusted basis, operating income was $352 million and the adjusted operating margin was 63%.

$ (in millions)	3Q18	3Q17	% Chg
Revenue, net:
Energy	$223	$223	—%
Ags & metals	58	49	17%
Financials(1)	77	82	(6)%
Cash equities & equity options	72	66	8%
OTC & other transaction(2)	67	49	40%
Other revenue(3)	61	54	13%
Segment Revenue	$558	$523	7%

(1) Financials includes interest rates and other financial futures and options.

(2) OTC & Other transaction includes physical energy, fixed income execution and CDS execution and clearing.

(3) Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the third quarter were flat year-over-year with a 7% increase in rate per contract (RPC), offset by a 6% decline in average daily volume (ADV).
•	Ags and metals futures and options revenue in the third quarter increased 17% year-over-year driven by a 16% increase in ADV and 1% increase in RPC.
•	Financials futures and options revenue in the third quarter decreased 6% year-over-year reflecting a 6% decline in RPC.
•	U.S. cash equities and equity options revenue in the third quarter increased 8% year-over-year driven by a 31% increase in equity options ADV and a 7% increase in U.S. cash equities ADV.
•	OTC and other transaction revenues in the third quarter were up 40% year-over-year driven by a 7% increase in CDS clearing revenue in the third quarter and the addition of BondPoint and TMC Bonds.

	ADV
	(lots in thousands)		RPC
	3Q18	% Chg	3Q18	% Chg
Energy	2,456	(6)%	$1.44	7%
Ags & metals	393	16%	$2.34	1%
Financials	2,336	—%	$0.50	(6)%
Interest Rates	1,957	4%	$0.38	(4)%
Other Financials	379	(19)%	$1.12	3%
Total Futures & Options	5,185	(2)%	$1.08	3%

Cash Equities	1,512	7%	$0.048	(6)%
Equity Options	3,070	31%	$0.12	(14)%

The third quarter of 2018 included 63 trading days for commodities, other financials, cash equities and equity options and 65 trading days for interest rates. The third quarter of 2017 included 63 trading days for commodities, other financials, cash equities and equity options and 65 trading days for interest rates.

Other Matters

•	Through the third quarter, ICE repurchased nearly $1.1 billion of its common stock and paid $417 million in dividends.
•	Unrestricted cash was $515 million and outstanding debt was $7.7 billion as of September 30, 2018.
•	Operating cash flow through the third quarter was $1.7 billion, up 23% from $1.4 billion one year ago. Through the third quarter, free cash flow was $1.7 billion, up 33% from $1.3 billion one year ago.
•	The effective tax rate for the third quarter was 16%.

Financial Guidance

No updated guidance.

Earnings Conference Call Information

ICE will hold a conference call today, October 31, at 8:30 a.m. ET to review its third quarter 2018 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 8238658 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2018 earnings has been scheduled for February 7, 2019 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
Revenues:	2018	2017	2018	2017
Transaction and clearing, net	$2,522	$2,373	$760	$758
Data services	1,576	1,559	530	518
Listings	332	322	112	105
Other revenues	169	148	61	54
Total revenues	4,599	4,402	1,463	1,435
Transaction-based expenses:
Section 31 fees	272	275	61	92
Cash liquidity payments, routing and clearing	656	635	202	197
Total revenues, less transaction-based expenses	3,671	3,492	1,200	1,146
Operating expenses:
Compensation and benefits	732	717	251	234
Professional services	91	94	32	30
Acquisition-related transaction and integration costs	33	27	6	4
Technology and communication	320	294	107	99
Rent and occupancy	50	52	17	17
Selling, general and administrative	109	117	37	38
Depreciation and amortization	429	404	148	128
Total operating expenses	1,764	1,705	598	550
Operating income	1,907	1,787	602	596
Other income (expense):
Interest expense	(173)	(137)	(66)	(47)
Other income, net	48	205	18	14
Other income (expense), net	(125)	68	(48)	(33)
Income before income tax expense	1,782	1,855	554	563
Income tax expense	381	540	89	186
Net income	$1,401	$1,315	$465	$377
Net income attributable to non-controlling interest	(24)	(22)	(7)	(6)
Net income attributable to Intercontinental Exchange, Inc.	$1,377	$1,293	$458	$371

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.39	$2.19	$0.80	$0.63
Diluted	$2.37	$2.17	$0.79	$0.63
Weighted average common shares outstanding:
Basic	577	591	572	588
Diluted	581	595	576	592
Dividend per share	$0.72	$0.60	$0.24	$0.20

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	September 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$515	$535
Short-term restricted cash and cash equivalents	817	769
Customer accounts receivable, net	1,020	903
Margin deposits, guaranty funds, and delivery contracts receivable	58,764	51,222
Prepaid expenses and other current assets	179	133
Total current assets	61,295	53,562
Property and equipment, net	1,206	1,246
Other non-current assets:
Goodwill	12,934	12,216
Other intangible assets, net	10,445	10,269
Long-term restricted cash and cash equivalents	330	264
Other non-current assets	1,032	707
Total other non-current assets	24,741	23,456
Total assets	$87,242	$78,264

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$486	$462
Section 31 fees payable	21	128
Accrued salaries and benefits	217	227
Deferred revenue	249	125
Short-term debt	1,198	1,833
Margin deposits, guaranty funds, and delivery contracts payable	58,764	51,222
Other current liabilities	130	178
Total current liabilities	61,065	54,175
Non-current liabilities:
Non-current deferred tax liability, net	2,275	2,298
Long-term debt	6,488	4,267
Accrued employee benefits	235	243
Other non-current liabilities	325	296
Total non-current liabilities	9,323	7,104
Total liabilities	70,388	61,279
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(2,213)	(1,076)
Additional paid-in capital	11,495	11,392
Retained earnings	7,818	6,858
Accumulated other comprehensive loss	(274)	(223)
Total Intercontinental Exchange, Inc. stockholders’ equity	16,832	16,957
Non-controlling interest in consolidated subsidiaries	22	28
Total equity	16,854	16,985
Total liabilities and equity	$87,242	$78,264

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share, organic data revenue and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

 (Unaudited)

	Trading and Clearing		Data and Listings
	Segment		Segment		Consolidated
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,		September 30,		September 30,
	2018	2017	2018	2017	2018	2017
Total revenues, less transaction-based expenses	$558	$523	$642	$623	$1,200	$1,146
Total operating expenses	$230	$198	$368	$352	$598	$550
Less: Interactive Data transaction and
integration costs and acquisition-related success fees	5	—	—	3	5	3
Less: Amortization of acquisition-related intangibles	19	13	53	51	72	64
Less: Accruals relating to investigations and inquiries	—	4	—	—	—	4
Adjusted total operating expenses	$206	$181	$315	$298	$521	$479
Operating income	$328	$325	$274	$271	$602	$596
Adjusted operating income	$352	$342	$327	$325	$679	$667
Operating margin	59%	62%	43%	43%	50%	52%
Adjusted operating margin	63%	65%	51%	52%	57%	58%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

 (Unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2018	September 30, 2017
Net income attributable to ICE	$458	$371
Add: Interactive Data transaction and integration costs and acquisition-related success fees	5	3
Add: Amortization of acquisition-related intangibles	72	64
Add: Accruals relating to investigations and inquiries	—	4
(Less): Income tax effect for the above items	(19)	(22)
(Less): Deferred tax adjustment from U.S. tax rate reduction	(12)	—
Add: Deferred tax adjustment on acquisition-related intangibles	—	12
(Less): Other tax adjustments	(13)	—
Adjusted net income attributable to ICE	$491	$432

Diluted earnings per share attributable to ICE	$0.79	$0.63

Adjusted diluted earnings per share attributable to ICE	$0.85	$0.73

GAAP to Organic Data Revenue

(In millions)

(Unaudited)

	3Q18	3Q17
Data Revenue (as reported)	$530	$518
Adjusted for:
2017 Divestitures & wind down of acq. businesses(1)	—	(27)
Acquisitions(2)	(11)	—
Organic Data Revenue	$519	$491

FX Impact(3)	—	—
Organic, constant currency revenue	$519	$491

(1) Includes $20 million of revenue related to the divestiture of Trayport in the fourth quarter of 2017 and $7 million of revenue related to the wind down of acquired businesses. Wind down of acquired businesses includes the discontinuation of certain businesses acquired as part of larger acquisitions that are no longer strategic for the company. These include the anticipated 2018 erosion of legacy SPSE customers who can no longer use IDC & SPSE as their primary and secondary source of data and the impact of exiting certain non-strategic components of the legacy IDC 7-Ticks business.

(2) Includes revenues from TMX, ICE BofAML, NGX and BondPoint.

(3) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q17, 1.3091 and 1.1752, respectively. For the three months ending September 30, 2018, 5% of our data revenues were billed in pounds sterling and 3% in euros. For the three months ending September 30, 2017, 9% of our data revenues were billed in pounds sterling and 4% in euros.

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine months ending	Nine months ending
	September 30, 2018	September 30, 2017
Cash flow from operations	$1,735	$1,410
Less: Capital expenditures and capitalized software development costs	(161)	(240)
Add: Section 31 fees, net	117	99
Free cash flow	$1,691	$1,269

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 and Fortune Future 50 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company raises more capital than any other exchange in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 7, 2018. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

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Damon Leavell

+1 212 323 8587

damon.leavell@theice.com

media@theice.com